 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.
On July 6, 2020, Evolus, Inc. (the “Company”) entered into a Convertible Promissory Note Purchase Agreement (“Purchase Agreement”) with Daewoong Pharmaceutical Co., Ltd. (“Daewoong”), for the purchase and sale of a Convertible Promissory Note to be funded on or before July 31, 2020, for the initial principal amount of $40 million (the “Note”). The transaction is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act ”) in reliance on an exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act. The Company intends to use the proceeds from the sale of the Note for working capital and general corporate purposes, subject to certain limitations.

Additionally, on July 6, 2020, the Company, Daewoong and Oxford Finance, LLC entered into a Subordination Agreement (the “Subordination Agreement”) pursuant to which the Note will be subordinated to the Company’s obligations under that certain Loan and Security Agreement, dated as of March 15, 2019, by and between the Company and Oxford (the “Oxford Debt”).

The Note bears interest at a rate of 3.0% payable semi-annually in arrears on June 30th and December 31th of each year. Interest is initially paid in kind by adding the accrued amount thereof to the outstanding principal amount on a semi-annual basis on June 30th and December 31st of each calendar year for so long as any principal amount under the Oxford Debt remains outstanding and the Subordination Agreement has not been terminated. Interest will begin to be paid in cash if and when the Oxford Debt is repaid in full and the Subordination Agreement has been terminated.

During the term of the Note, the Note will be convertible at the option of Daewoong beginning on the date that is 12 months from the date of issuance, subject to certain suspensions of that conversion right set forth in the Note. The initial conversion price of the Note is $13.00 per share (the “Conversion Price”). The conversion price of the Note is subject to adjustment for stock splits, dividends or distributions, recapitalizations, spinoffs or similar transactions. The Note and the shares of the Company’s common stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Starting 27 months from the date of issuance, the Company may prepay the Note without penalty, provided that the Company provides Daewoong with at least ten (10) business days’ written notice during which Daewoong may convert all or any portion of the Note at the Conversion Price.

Conversion of the full initial principal amount of the Note would result in the issuance of 3,076,923 shares of the Company’s common stock if converted at $13.00 per share, which amount is subject to increase by any interest paid in kind that is added to the outstanding principal under the terms of the Note. Notwithstanding the foregoing, under the terms of the Note, the Company may not issue shares to the extent such issuance would cause Daewoong, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed 4.99% (which may be increased upon no less than 61 days’ notice, but not to exceed 9.99%) of the Company’s then outstanding common shares immediately following such issuance, excluding for purposes of such determination common shares issuable upon subsequent conversion of principal or interest on the Note. To the extent that any shares of the Company’s common stock are issued upon conversion of the Note, such shares of the Company’s common stock are expected to be issued in transactions exempt from registration under the Securities Act by virtue of Section 3(a)(9) or Section 4(a)(2) thereof, and no commission or other remuneration is expected to be paid in connection with conversion of the Note and any resulting issuance of shares of the Company’s common stock.

The Purchase Agreement and Note include customary representations, warranties and covenants and set forth standard events of default upon which the Note may be declared immediately due and payable.

A copy of the Note, the Purchase Agreement and the Subordination Agreement are filed as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Note, the Purchase Agreement and the Subordination Agreement is qualified in its entirety by reference to such exhibits.

Item 2.02    Results of Operations and Financial Condition.

In a press release issued by the Company on July 6, 2020, the Company announced that its preliminary, unaudited cash, cash equivalents and short-term investments were approximately $85 million as of June 30, 2020 (and prior to giving effect to the proceeds to be received from issuance of the Note described in Item 1.01 of this Current Report on Form 8-K). Such balances are preliminary and are subject to revision until the Company reports its full financial results for second quarter of 2020.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

ITC Update

The Company announced that the Administrative Law Judge (“ALJ”) overseeing the U.S. International Trade Commission (the “ITC”) case entitled “In the Matter of Certain Botulinum Toxin Products”, Investigation Number 337-TA-1145 (the “ITC Proceeding”) issued an Initial Determination. This non-binding initial decision by the ALJ finds a violation of Section 337 of the Tariff Act of 1930 and recommended an exclusion order of 10 years.  The ALJ’s initial determination ruling is subject to review by the ITC.

Press Releases

U.S. International Trade Commission Update

On July 6, 2020, the Company issued a press release announcing an update on the ongoing ITC Proceeding. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Convertible Note Press Release

On July 6, 2020, the Company issued a press release announcing the entry into the Purchase Agreement with Daewoong. The press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Convertible Promissory Note by and between Evolus, Inc. and Daewoong Pharmaceutical Co. Ltd.
10.1	Convertible Promissory Note Purchase Agreement, dated July 6, 2020, by and between Evolus, Inc. and Daewoong Pharmaceutical Co. Ltd.
10.2	Subordination Agreement. dated July 6, 2020, by and among Evolus, Inc., Oxford Finance, LLC and Daewoong Pharmaceutical Co. Ltd.
99.1	Press Release of Evolus, Inc., dated July 6, 2020
99.2	Press Release of Evolus, Inc., dated July 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: July 7, 2020	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer